Exhibit 10.25

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made and entered into as of July 7, 2025 (the “Effective Date”), by and between:

SKY PLL OU, a private limited company organized and existing under the laws of Estonia, with its registered address in Estonia (hereinafter referred to as the “Lender”),

and

Spectral Capital Corporation, a corporation organized and existing under the laws of the United States, with its principal place of business located at 701 Fifth Avenue, Suite 4200, Seattle, WA 98014, United States (hereinafter referred to as the “Borrower”).

The Lender and the Borrower may collectively be referred to as the “Parties” and individually as a “Party.”

1. Loan Amount and Term

1.1. The Lender agrees to loan to the Borrower, and the Borrower agrees to borrow from the Lender, a principal amount of up to Five Hundred Thousand United States Dollars (USD $500,000) (the “Loan”).

1.2. The term of this Loan shall commence on June 1, 2025 and shall terminate on December 31, 2025, unless otherwise extended or terminated earlier in accordance with this Agreement.

2. Interest

2.1. The Loan shall be non-interest bearing. No interest shall accrue or be payable by the Borrower on any part of the Loan.

3. Disbursement

3.1. The Loan, or portions thereof, may be disbursed by the Lender to the Borrower at the Lender’s sole discretion, up to the maximum principal amount set forth in Section 1.1.

4. Repayment

4.1. The entire outstanding principal amount of the Loan shall be due and payable by the Borrower upon demand by the Lender.

4.2. The Borrower may prepay the Loan, in whole or in part, at any time without penalty.

5. Governing Law

5.1. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Estonia, without regard to its conflict of law rules.

6. Miscellaneous

6.1. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written.

6.2. Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both Parties.

6.3. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the Effective Date.

LENDER
SKY PLL OU

By:
Vladimir Ivanov
Authorized Representative
Date: July 7, 2025

BORROWER
Spectral Capital Corporation

By:
Name: Jenifer Osterwalder
Title: President & CEO
Date: 7/7/2025